UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2011
Date of Report (Date of earliest event reported)

COGITO MEDIA GROUP INC.

Formerly known as Kurrant Mobile Catering Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 Sherbrooke West, Suite 305 Montreal, Quebec, Canada	H2X 1Y2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

Kurrant Mobile Catering Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03      AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective June 6, 2011, the Board of Directors of Kurrant Mobile Catering, Inc., now known as Cogito Media Group Inc., a Colorado corporation, and the shareholders holding a majority of the voting rights (the “Company”) approved a change in name of the Company from “Kurrant Mobile Catering Inc.” to “Cogito Media Group Inc.”to better reflect the current and ongoing business operations of the Company involving  the book publishing industry (the “Name Change”). Effective June 6, 2011, the Boardof Directors and the shareholder holding a majority of the voting rights of the Company further approved an increase in the authorizedcapital of the Company to fifty billion (50,000,000,000) shares of common stock enhance its opportunities of structuring various investments for financing from certain investment groups (the “Increase in Authorized Capital”).

Thereofre, the Company filed an amendment to its articles of incorporation reflecting the Name Change and the Increase in Authorized Capital.

The amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.3 Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGITO MEDIA GROUP INC.

DATE: June 8, 2011	By:	/s/ Pierre Turgeon
	Name:	Pierre Turgeon
	Title:	President/Chief Executive Officer

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